                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 21, 2003


                              CINCINNATI BELL INC.
             (Exact name of registrant as specified in its charter)


            Ohio                            1-8519                        31-1056105
(State or other jurisdiction        (Commission File Number)            (IRS Employer
     of incorporation)                                               Identification No.)

            201 East Fourth Street
               Cincinnati, Ohio                                             45202
   (Address of principal executive offices)                               (Zip Code)


       Registrant's telephone number, including area code: (513) 397-9900

FORM 8-K                                                   CINCINNATI BELL INC.

ITEM 5.   OTHER EVENT.

Cincinnati Bell Inc. announced the completion of its placement of $540 million aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2014 in a private placement under Rule 144A of the Securities Act of 1933. The net proceeds from the offering were used to purchase all of the Company's outstanding Convertible Subordinated Notes due 2009, which bore interest at 9% per annum, and to reduce outstanding borrowings under its revolving credit facility.

In addition, the Company announced it has amended its senior credit facilities to permanently repay all its previous Term A, Term B and Term C facilities, and a portion of its revolving credit facility, with the proceeds of a new $525 million Term D facility.

A copy of the Press Release is attached as Exhibit 99.1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CINCINNATI BELL INC.


                                   By: /s/ Christopher J. Wilson
                                      -----------------------------------------
                                      Christopher J. Wilson
                                      Vice President and General Counsel



Date:  November 21, 2003

                                  Exhibit Index

              Exhibit No.                               Exhibit                               Page No.
              -----------                               -------                               --------
                 99.1                    Press Release of the Company dated
                                         November 20, 2003